SeaSpine Announces $30 Million Credit Facility with Wells Fargo Capital Finance

CARLSBAD, CA. (December 28, 2015) - SeaSpine Holdings Corporation (NASDAQ: SPNE), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, announced today that it has signed a three-year credit facility with Wells Fargo Capital Finance, with the option to extend for a fourth year. The facility provides up to $30 million in borrowing capacity based on specified accounts receivable and inventory levels.
“We are pleased to have Wells Fargo as a partner as we invest in the innovation that is critical to reengage with the surgeon community. This facility will accelerate several organic strategic objectives, including expansion of our orthobiologics manufacturing capacity and new product launches in our hardware business, as well as provide additional capital to pursue acquisitions and other business development opportunities,” said Keith Valentine, President and CEO of SeaSpine. “We are in a unique and exciting position as a newly independent spine company, now with greater financial flexibility to support our growth initiatives.”

About SeaSpine
SeaSpine is a global medical technology company focused on the design, development and commercialization of surgical solutions for the treatment of patients suffering from spinal disorders. SeaSpine has a comprehensive portfolio of orthobiologics and spinal fusion hardware solutions to meet the varying combinations of products that neurosurgeons and orthopedic spine surgeons need to perform fusion procedures on the lumbar, thoracic and cervical spine. SeaSpine’s orthobiologics products consist of a broad range of advanced and traditional bone graft substitutes that are designed to improve bone fusion rates following a wide range of orthopedic surgeries, including spine, hip, and extremities procedures. SeaSpine’s spinal fusion hardware portfolio consists of an extensive line of products to facilitate spinal fusion in minimally invasive surgery (MIS), complex spine, deformity and degenerative procedures. Expertise in both orthobiologic sciences and spinal fusion hardware product development allows SeaSpine to offer our surgeon customers a differentiated portfolio and a complete solution to meet their fusion requirements. SeaSpine currently markets its products in the United States and in over 30 countries worldwide.

Forward-Looking Statements
SeaSpine cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that are based on the Company's current expectations and assumptions. Such forward-looking statements include, but are not limited to, statements relating to access to and potential uses of capital under the credit facility and the extent to which it will provide financial flexibility, the Company’s investment in innovation, strategic objectives and pursuit of acquisition and business development opportunities and the Company’s growth initiatives. Among the factors that could cause or contribute to material differences between the Company's actual results and the expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: surgeons’ willingness to continue to use our existing products and to adopt our newly launched products; third-party payors’ willingness to continue to provide, for our existing products, and to provide, for our newly launched products, appropriate coverage, coding and reimbursement and uncertainty resulting from healthcare reform, both in the U.S. and abroad, and increased pricing pressure from our competitors, hospitals and others; delays in new product launches, including as a result of difficulties in obtaining regulatory clearance or approval of products in development or our inability to develop modifications to our existing products or new product lines; unexpected expense, including as a result of new product launches or our only recently beginning operations as an independent, publicly-traded company; the failure to fully realize, or the loss of, manufacturing efficiencies at the Company’s Irvine, California facility, including as a result of unexpected technical or other difficulties in scaling-up operations, work stoppages or otherwise; the uncertainty of outcomes in ongoing and future studies of our products and the risk that a product may not demonstrate adequate safety or efficacy, independently or relative to competitive products, to support expected levels of demand or reimbursement; the risk of supply shortages, including as a result of our dependence on a limited number of third-party suppliers for components and raw materials, or otherwise; our ability to obtain funding on a timely basis on acceptable terms, or at all, to execute our business strategy; general economic and business conditions in the markets in which we do business, both in the U.S. and abroad; and other risks and uncertainties more fully described in the Company's news releases and periodic filings with the Securities and Exchange Commission. The Company's public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date when made. SeaSpine does not intend to revise or update any forward-looking statement set forth in this news release to reflect events or circumstances arising after the date hereof, except as may be required by law.

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Investor Relations Contact
Lynn Pieper or Leigh Salvo
(415) 513-1281
ir@seaspine.com